POWER OF ATTORNEY



     The undersigned, directors of Gleason Corporation
("Company"), hereby constitute and appoint James S.
Gleason and Ralph E. Harper, or either of them, their respective true and lawful attorneys and agents, each with full power and authority to act as such without the other, to sign the name of the undersigned to the Company's fiscal 1996 Annual Report on Form 10-K, and to any amendment thereto, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the related rules and regulations thereunder, the undersigned hereby ratifying and confirming all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have signed and delivered these presents as of this 13th day of February, 1997.


Martin L. Anderson            Julian W. Atwater
__________________            ___________________
Martin L. Anderson            Julian W. Atwater


Robert W. Bjork               J. David Cartwright
__________________            ___________________
Robert W. Bjork               J. David Cartwright


James S. Gleason              John W. Guffey, Jr.
__________________            ___________________
James S. Gleason              John W. Guffey, Jr.


Donald D. Lennox              Robert A. Sherman
__________________            ___________________
Donald D. Lennox              Robert A. Sherman